UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 4, 2013
Date of Report (Date of earliest event reported)

CCOM Group, Inc.
(Exact name of Registrant as Specified in Charter)

NEW YORK	1-6663	11-2037182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 WAGARAW ROAD, HAWTHORNE, NEW JERSEY	07506
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: 973-427-8224

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 2.03 is incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

CCOM Group, Inc. (the “Company”) on October 31, 2013 repaid with interest a $500,000 loan that Goldman Associates of New York, Inc. (“Goldman Associates”) made to the Company on August 5, 2013. On November 4, 2013, the Company borrowed $500,000 from Goldman Associates for the period to end on January 31, 2014 at an interest rate of 4% per annum. The Company executed a promissory note to Goldman Associates for the loan made on November 4, 2013 in the form attached as an exhibit. Michael Goldman is the Chairman of the Board and Chief Executive Officer of Goldman Associates and Chairman of the Board of the Company.

References in this report to the promissory note are qualified in their entirety by the full text of the promissory note, a copy of which is attached to this report as an exhibit. The exhibit is incorporated into this Item 2.03 by reference.

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(d) Reference is made to Item 8.01.

ITEM 8.01. OTHER EVENTS

The Company on November 6, 2013 issued a press release announcing, among other things, its intent on or about November 12, 2013 to voluntarily deregister its common stock and its convertible preferred stock under the Securities and Exchange Act of 1934, as amended, and to suspend its obligation to file periodic reports with the Securities and Exchange Commission, including Forms 10-K, 10-Q, and 8-K. A copy of the press release is attached as Exhibit 99.01 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.01	Form of Promissory Note dated November 4, 2013 between CCOM Group, Inc. and Goldman Associates of New York, Inc., filed herewith

99.01	Press Release dated November 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCOM GROUP, INC.
(Registrant)

Date: November 7, 2013	/s/ William Salek
William Salek
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.01	Form of Promissory Note dated November 4, 2013 between CCOM Group, Inc. and Goldman Associates of New York, Inc., filed herewith

99.01	Press Release dated November 6, 2013